Exhibit 10.4

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of
Regulation S-K. [***] indicates that information has been redacted.

Certain schedules, exhibits and similar attachments, including Schedule 1 and Schedule 2 to this exhibit, have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Kindly MD, Inc. will provide a copy of such omitted materials to the
Securities and Exchange Commission or its staff upon request.

GUARANTY AND SECURITY AGREEMENT
(SPE)

This GUARANTY AND SECURITY AGREEMENT, dated as of August 14, 2025 (the “Effective Date”) (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by and between NAKA SPV 2, LLC, a Delaware limited liability company (as applicable herein, the “Company”, “Guarantor” or “Grantor”), in favor of YA II PN, LTD., in its capacity as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors and assigns, the “Collateral Agent”).

RECITALS

WHEREAS, the Company is an indirect subsidiary of Kindly MD, Inc., a Utah corporation (the “Issuer”).

WHEREAS, the Issuer, the investor(s) referred to in the DPA (as defined below) (such investor(s), collectively, the “Buyers” and, each individually, a “Buyer”) and the Collateral Agent have, in connection with the execution and delivery of this Agreement, entered into that certain Secured Convertible Debenture Purchase Agreement, dated as of May 12, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “DPA”), and the Company has agreed to be bound by the terms of the DPA as therein provided; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the DPA.

WHEREAS, it is a condition precedent to purchase and sale of the Secured Convertible Debenture referred to in the DPA (each such Secured Convertible Debenture, as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance the terms thereof, a “Debenture” and, collectively, the “Debentures”; and the holders of each such Debenture(s), a “Holder” and, collectively the “Holders”), the Company shall have executed and delivered this Agreement.

WHEREAS, the Company will receive substantial direct and indirect benefits from the execution, delivery and performance by the Issuer of the obligations under the DPA and the other Transaction Documents, and therefore, the Company is willing to enter into this Agreement to, among other things, (a) guarantee the Obligations (as defined below) of the Issuer under the DPA and the other Transaction Documents and (b) secure payment and performance of all of the Obligations.

WHEREAS, this Agreement is given by the Company in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, to, among other things (a) provide for the guarantee of the Obligations of the Issuer under the DPA and the other Transaction Documents and (b) secure payment and performance of all of the Obligations.

NOW THEREFORE, in consideration of the foregoing premises and in order to induce each Buyer to purchase a Debenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Collateral Agent each hereby agrees as follows:

Article I
DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.

(a) Unless otherwise defined herein or in the DPA, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b) The following terms shall have the following meanings:

“2022 UCC Amendments” has the meaning set forth in Section 4.05.

“Acquired Bitcoin” means the Bitcoin acquired by the Company from time to time and any substitutions, replacements or additions thereto.

“Acquired Digital Assets” means the Digital Assets acquired by the Company from time to time and any substitutions, replacements or additions thereto.

“Affiliate” has the meaning set forth in Rule 405 of the Securities Act of 1933, as amended.

“Agreement” has the meaning set forth in the Preamble hereof.

“Bank” means a depositary bank acceptable to the Collateral Agent.

“Bankruptcy Code” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors from time to time in effect.

“Bitcoin” refers to the Digital Asset commonly referred to as “Bitcoin” in the cryptocurrency marketplace.

“Business Day” has the meaning set forth in the Debenture.

“Buyer” has the meaning set forth in the Recitals hereof.

“Cash Account” means, as applicable, with respect to any account (including, without limitation, a Deposit Account or Securities Account) in which Grantor and Collateral Agent intend money and other assets (other than Bitcoin and Digital Assets) are to be deposited, credited, held or otherwise maintained.

“Cash Account Control Agreement” means, as applicable, with respect any Cash Account, any of (i) a Deposit Account Control Agreement, (ii) a Securities Account Control Agreement or (iii) any other a tri-party control agreement in the form, scope and substance reasonably satisfactory to the Collateral Agent, pursuant to which, among other things, the Collateral Agent obtains Control over the applicable Cash Account identified in such Cash Account Control Agreement and the applicable third party custodian or intermediary agrees to only follow the instructions of the Collateral Agent with respect to such Cash Account and the money, assets and property deposited, credited or held therein.

“Claims” means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning set forth in Section 3.01.

“Collateral Agent” has the meaning set forth in the Preamble hereof.

“Collateral Support” means all property assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such property.

“Company” has the meaning set forth in the Preamble hereof.

“Contested Liens” means, collectively, any Liens incurred in respect of any Claims to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested in good faith and with proper reserves established with respect thereto in accordance with GAAP and otherwise comply with the provisions of Section 5.12; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created by this Agreement, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

“Contracts” means, collectively, with respect to Grantor, all contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between the Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” means (i) with respect to any Deposit Account, “control,” within the meaning of Section 9-104 of the UCC, (ii) with respect to Digital Assets, “control” as defined in Article 12 of the UCC, (iii) with respect to any Securities Account or Security Entitlement, control within the meaning of Section 9-106 of the UCC, (iv) with respect to any Uncertificated Security, control within the meaning of Section 8-106(c) of the UCC, (v) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (vi) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vii) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (viii) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Control Agreements” means, individually and collectively, as the context requires, a Cash Account Control Agreement or a Digital Assets Control Agreement; each such Control Agreement to be in form, scope and substance reasonably satisfactory to the Collateral Agent.

“Custodian” means Anchorage Digital Bank, N.A., a national trust bank or any other recognized Digital Asset custodian acceptable to the Collateral Agent.

“DPA” has the meaning set forth in the Recitals hereof.

“Debenture(s)” has the meaning set forth in the Recitals hereof.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization, or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time.

“Default” means any event, act, condition or occurrence which with notice, or lapse of time or both, would constitute an Event of Default.

“Deposit Account Control Agreement” means a tri-party control agreement in the form, scope and substance reasonably satisfactory to the Collateral Agent, pursuant to which, among other things, the Collateral Agent obtains exclusive Control over the Deposit Account(s) and the money and other assets and property that are held in the Deposit Account(s) identified therein and the depositary bank agrees to only follow the instructions of the Collateral Agent with respect to such Deposit Account(s), money, assets and property.

“Deposit Accounts” means, collectively, with respect to the Grantor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include each Designated Deposit Account, and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Designated Accounts” means, individually and collectively, the Designated Cash Account(s) and the Designated Digital Assets Account(s).

“Designated Cash Account(s)” means, individually and collectively, with respect to the Grantor, (i) the Securities Account maintained as of the Effective Date with the Custodian, with account designation “Naka SPV 2, LLC <> YA II PN, Ltd (Springing ACA)”, together with any replacements or substitutions thereof, and all accounts and sub-accounts relating to any of the foregoing account, (ii) all securities entitlements, cash, funds, checks, notes, instruments and other property or assets from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition, and (iii) (A) any Deposit Account (including, without limitation, any Designated Deposit Account) or any other Cash Account designated by the Grantor and the Collateral Agent as a “Designated Cash Account” from time to time, together with any replacements or substitutions thereof and (B) all cash, funds, checks, notes, instruments and other property or assets from time to time on deposit in any of the accounts or sub-accounts described in clause (iii)(A) of this definition.

“Designated Deposit Account(s)” means, individually and collectively, with respect to the Grantor, (i) the Deposit Account(s) maintained with a Bank, with account number to be identified in the applicable Deposit Account Control Agreement in favor of the Collateral Agent, for the benefit of the Secured Parties, together with any replacements or substitutions thereof, and all accounts and sub-accounts relating to any of the foregoing account, and (ii) all cash, funds, checks, notes, instruments and other property or assets from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Designated Digital Assets Account(s)” means, individually and collectively, with respect to the Grantor (i) the Securities Account maintained as of the Effective Date with the Custodian, with account designation “Naka SPV 2, LLC <> YA II PN, Ltd. (Blocked ACA)”, together with any replacement or substitutions thereof, and all accounts or sub-accounts relating to any of the foregoing, and (ii) all Acquired Bitcoin, all other Acquired Digital Assets, all Digital Assets Related Property and all Controllable Electronic Records, Securities, Securities Entitlements, Financial Assets, Payment Intangibles (including Controllable Payment Intangibles), cash, electronic money, instruments, investments, investment property, electronic documents and other property or assets from time to time transferred to or held in any such accounts described in clause (i) of this definition.

“Digital Assets” means a record stored in an electronic medium that can be subjected to control. The term does not include an account, a payment intangible, a deposit account, an electronic copy of a record evidencing chattel paper, an electronic document of title, electronic money, investment property or a transferrable record.

“Digital Assets Control Agreement” means a tri-party agreement in form, scope and substance reasonably satisfactory to the Collateral Agent pursuant to which, among other things, the Collateral Agent obtains exclusive Control over the Acquired Bitcoin, other Digital Assets, Digital Assets Related Property and all other assets and property that are held in an account or digital wallet with a third-party Custodian or intermediary and the account or digital wallet which maintains the foregoing assets (if applicable) and such third-party Custodian or intermediary agrees to only follow the instructions of the Collateral Agent with respect to such assets and account or digital wallet. A Securities Account Control Agreement shall constitute a Digital Assets Control Agreement.

“Digital Assets Related Property” means all (i) Accounts, including Controllable Accounts, (ii) Chattel Paper, including Electronic Chattel Paper, (iii) Controllable Electronic Records, (iv) Payment Intangibles, including Controllable Payment Intangibles, (v) General Intangibles and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, regardless of how classified under the UCC together with all of the Grantor’s rights, if any, in any property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Effective Date” has the meaning set forth in the Preamble hereof.

“Event of Default” means, individually and collectively, (i) any “Event of Default” identified in Section 3(a) of any Debenture and (i) any “Event of Default” identified under any Transaction Document, including this Agreement.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Collateral is subject.

“Grantor” has the meaning set forth in the Preamble hereof.

“Governmental Entity” has the meaning set forth in the DPA.

“Guarantor” has the meaning set forth in the Preamble hereof.

“Holder” has the meaning set forth in the Recitals hereof.

“Issuer” has the meaning set forth in the Recitals hereof.

“Issuer Party” means, individually, the Issuer or any of its Subsidiaries, and “Issuer Parties” means the Issuer and its Subsidiaries, collectively.

“Laws” means, collectively, all international, foreign, federal, state, and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Entity charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity, in each case whether or not having the force of Law.

“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person, which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Material Adverse Effect” has the meaning set forth in the DPA.

“Obligations” means (i) obligations of the Issuer or the Company from time to time arising under the DPA, any Debenture, this Agreement, any other Transaction Document or otherwise with respect to the due and prompt payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Post-petition Interest”)) on the Debentures, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements (including such fees and disbursements incurred by the Collateral Agent or any Secured Party in the preparation, negotiation, administration and enforcement of this Agreement and the other Transaction Documents), reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Issuer or the Company under or in respect of any Transaction Document; and (ii) the due and prompt performance of all covenants, duties, debts, obligations and liabilities of any kind of the Issuer or, as applicable, the Company under or in respect of the DPA, any Debenture, this Agreement, any other Transaction Document or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise.

“Organizational Documents” means the certificate of incorporation and by-laws or any comparable organizational documents of any corporate entity (including limited liability companies and partnerships).

“Payment in Full of Obligations” means the indefeasible payment in full in cash of all Obligations and all other amounts payable under this Agreement and the other Transaction Documents (in each case, other than contingent liabilities for which no claims have been made), provided, that the conversion of principal and interest into Common Shares and the Holder’s timely receipt of such Common Shares, in each case, in accordance with Section (4) of its Debenture shall be deemed payment of such principal and interest for purposes of this definition.

“Person” has the meaning set forth in the Debenture.

“Post-Petition Interest” has the meaning set forth in the definition of “Obligations” in this Agreement.

“Recipient” means each Holder and the Collateral Agent.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the stockholders, members, partners, direct and indirect investors, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

“DPA” has the meaning set forth in the Recitals hereof.

“Secured Parties” means, collectively, the Collateral Agent and its Related Parties, each sub-agent of the Collateral Agent and its Related Parties, the Buyers and their Related Parties, the Holders and their Related Parties, and each other Person identified in any Transaction Document as a “Secured Party”.

“Securities Account Control Agreement” means a tri-party agreement in the form, scope and substance reasonably satisfactory to the Collateral Agent, pursuant to which, among other things, the Collateral Agent obtains exclusive Control over the Securities Account(s) and the securities entitlements, money and other assets and property that are maintained in the Securities Account(s) identified therein and the securities intermediary agrees to only follow the instructions of the Collateral Agent with respect to such Securities Account(s), securities entitlements, money and other assets and property.

“Security Documents” means, collectively and individually, (i) this Agreement, (ii) the Account Control Agreement entered into with respect to the Designated Cash Account, dated as of the Effective Date, among the Company, the Custodian and the Collateral Agent, (iii) the Account Control Agreement entered into with respect to the Designated Digital Assets Account, dated as of the Effective Date, among the Company, the Custodian and the Collateral Agent, (iv) any other deposit account control agreement, securities account control agreement or other digital assets control agreement, any and all financing statements, security agreements, pledges, assignments, control agreements, opinions of counsel, and all other documents and instruments requested by the Collateral Agent to create, perfect, and continue perfected or to better perfect the Collateral Agent’s security interest in and Liens on the Collateral, and (v) the “Security Documents” (as defined in the DPA) entered into in connection with the Debentures; as each such agreement, document and instrument may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance the terms of such agreement, document or instrument.

“Subsidiary” or “Subsidiaries” has the meaning set forth in the Debentures.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees, or withholdings imposed, levied, withheld, or assessed by any Governmental Entity, together with any interest, additions to tax, or penalties imposed thereon and with respect thereto.

“Transaction Documents” means, collectively and individually, (i) this Agreement, the Security Documents, the DPA and the Debentures, and (ii) the “Transaction Documents” (as defined in the DPA).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“US” or “United States” means the United States of America.

Section 1.02 Interpretation. All references in this Agreement to Sections are references to Sections of this Agreement unless otherwise specified. References to the Company herein shall be understood to include the Company as Guarantor and the Company as Grantor and not to the exclusion of such other roles.

Section 1.03 Resolution of Drafting Ambiguities. The Company (whether identified as the Company, the Grantor or the Guarantor) acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent or the Secured Parties) shall not be employed in the interpretation of this Agreement.

Section 1.04 Schedules. The Collateral Agent and the Company each agrees that the Schedules hereof and all descriptions of Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

Article II
Agreement to Guarantee Obligations

Section 2.01 Guaranty. The Company (herein referred to as the Guarantor) hereby absolutely, unconditionally, and irrevocably guarantees, as primary obligor and not merely as surety, the due and prompt payment in cash by the Issuer (whether now or hereafter existing) of the Obligations. The Guarantor further agrees that all or part of the Obligations may be increased, extended, substituted, amended, renewed, or otherwise modified without notice to or consent from the Guarantor and such actions shall not affect the liability of the Guarantor hereunder. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Obligations under or in respect of the Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving such other Issuer Party.

Section 2.02 Limitation of Liability. Notwithstanding anything contained herein to the contrary, the obligations of the Guarantor hereunder at any time shall be limited to the maximum amount as will result in the obligations of the Guarantor under this ARTICLE II not constituting a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law, or any other Debtor Relief Law to the extent applicable to this Agreement and the obligations of the Guarantor.

Section 2.03 Reinstatement. The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy, or reorganization of the Issuer or the Guarantor or otherwise.

Section 2.04 Guaranty Absolute and Unconditional; No Waiver of Obligations. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation, or order of any Governmental Entity now or hereafter in effect. The Guarantor agrees that its guaranty hereunder is a guaranty of payment and not of collection. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or any other Issuer Party under any Transaction Document. A separate action may be brought against the Guarantor to enforce this Agreement, whether or not any action is brought against the Issuer or any other Issuer Party or whether or not the Issuer or any other Issuer Party is joined in any such action. The liability of the Guarantor hereunder is irrevocable, continuing, absolute, and unconditional and the obligations of the Guarantor hereunder, shall not be discharged or impaired or otherwise effected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a) Any illegality or lack of validity or enforceability of any Obligation or any Transaction Document, or any related agreement or instrument.

(b) Any change in the time, place, or manner of payment of, or in any other term of, the Obligations or any other obligation of any Issuer Party under any Transaction Document, or any rescission, waiver, amendment, or other modification of any Transaction Document, or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise.

(c) Any taking, exchange, substitution, release, impairment, or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver, or other modification of any guaranty, for the Obligations.

(d) Any manner of sale, disposition, or application of proceeds of any Collateral, or any other collateral or other assets to all or part of the Obligations.

(e) Any default, failure, or delay, willful or otherwise, in the performance of the Obligations.

(f) Any change, restructuring, or termination of the corporate structure, ownership, or existence of any Issuer Party or any of its Subsidiaries, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting the Issuer or its assets, or any resulting release or discharge of any Obligation.

(g) Any failure of any Secured Party to disclose to any Issuer Party any information relating to the business, condition (financial or otherwise), operations, performance, properties, or prospects of any other Issuer Party now or hereafter known to such Secured Party (and the Guarantor waives any duty of the Secured Parties to disclose such information).

(h) The failure of any other Person to execute or deliver this Agreement, or any other guaranty or agreement, or the release or reduction of liability of the Guarantor, or other guarantor or surety, with respect to the Obligations.

(i) The failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Transaction Document or otherwise.

(j) Any defense, set-off, or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Issuer against any Secured Party.

(k) Any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Debentures or any existence of or reliance on any representation by any Secured Party that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Issuer Party or any other guarantor or surety.

The Guarantor acknowledges that it has received adequate consideration for entering into this Agreement and that all waivers and acknowledgments under this ARTICLE II by the Guarantor are knowingly made.

Section 2.05 Waivers and Acknowledgments.

(a) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Obligations.

(b) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration or intent to accelerate, protest or dishonor, and any other notice with respect to any of the Obligations, this Agreement or any other Transaction Document, and any requirement that any Secured Party protect, secure, perfect, or insure any Lien or any property subject thereto.

(c) The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the obligations of the Guarantor hereunder.

(d) The Guarantor acknowledges that the Collateral Agent may, at its election and without notice to or demand upon the Guarantor, foreclose on any Collateral or other collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such Collateral or other collateral in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Issuer or any other guarantor, or exercise any other right or remedy available to it against the Issuer or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid in full or collateralized in full in cash. The Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution, or indemnification, or other right or remedy of the Guarantor against the Issuer or any other Issuer Party or guarantor or any Collateral or any other collateral.

Section 2.06 Agreement to Pay; Subrogation, Subordination, Etc.

(a) Without limiting any other right that the Collateral Agent or any other Secured Party has at law or in equity against the Guarantor, if the Issuer or any other Issuer Party fails to pay any Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment, or otherwise, the Guarantor agrees to promptly pay the amount of such unpaid Obligations to the Collateral Agent in cash. Upon payment by the Guarantor of any sums to the Collateral Agent as provided herein, all of the Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity, or otherwise arising therefrom against the Issuer or any other Issuer Party shall be subordinate and junior in right of payment to the prior Payment in Full of Obligations. In addition, any indebtedness of the Issuer now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior Payment in Full of Obligations. If after the occurrence and during the continuance of a Default or Event of Default, any payment shall be paid to the Guarantor in violation of the immediately preceding sentence on account of (i) such subrogation, exoneration, contribution, reimbursement, indemnity, or similar right or (ii) any such indebtedness of the Issuer, such amount shall be held in trust for the benefit of the Secured Parties, segregated from other funds of the Guarantor, and promptly paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Obligations, whether due or to become due, in accordance with the terms of the Transaction Documents or to be held as Collateral for any Obligations.

(b) The Guarantor hereby subordinates any and all obligations owed to the Guarantor by the Issuer and each other Issuer Party (the “Subordinated Obligations”) to the Obligations to the extent provided below:

(i) except during the continuance of a Default or Event of Default (including the commencement and continuation of any proceeding against any Issuer Party under any Debtor Relief Law), the Guarantor may receive regularly scheduled payments of principal and interest on the Subordinated Obligations from any Issuer Party. After the occurrence and during the continuance of any Default or Event of Default (including the commencement and continuation of any proceeding against any Issuer Party under any Debtor Relief Law), the Guarantor shall not accept, demand, or take any action to collect any payment on the Subordinated Obligations without the prior written consent of the Collateral Agent;

(ii) the Guarantor agrees that the Secured Parties shall be entitled to receive full payment in cash of all Obligations (including Post-Petition Interest) in any proceeding under any Debtor Relief Law against any other Issuer Party before the Guarantor receives any payment on account of any Subordinated Obligations;

(iii) after the occurrence and during the continuance of any Default or Event of Default (including the commencement and continuation of any proceeding against any Issuer Party under any Debtor Relief Law), the Guarantor shall collect, enforce, and receive payments on the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Collateral Agent on account of the Obligations (including Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of the Guarantor under this Agreement in any respect; and

(iv) after the occurrence and during the continuance of any Default or Event of Default (including the commencement and continuation of any proceeding against any Issuer Party under any Debtor Relief Law), the Collateral Agent is authorized and empowered (but not obligated), in its discretion, (A) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amount so received to the Obligations (including Post-Petition Interest) or hold such amounts as Collateral for any Obligations, and (B) to require the Guarantor (1) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (2) to pay any amounts received on such Subordinated Obligations to the Collateral Agent for application to the Obligations (including Post-Petition Interest) or to be held as Collateral for any Obligations.

Article III
Grant of security interest

Section 3.01 Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, the Company (herein referred to as the Grantor) hereby pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a Lien on and security interest in and to, all of the right, title and interest of the Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(a) all Money held in any Designated Cash Account or any Designated Digital Assets Account;

(b) all Acquired Bitcoin, all other Acquired Digital Assets and all Digital Assets Related Property arising therefrom (irrespective of how categorized under the UCC) held in any Designated Digital Assets Account;

(c) each Designated Cash Account and all Money, all Acquired Bitcoin, all other Acquired Digital Assets, all Digital Assets Related Property, and all other assets or property deposited, credited or held in such Designated Cash Account;

(d) each Designated Digital Assets Account and all Acquired Bitcoin, all other Acquired Digital Assets, all Digital Assets Related Property, all Controllable Electronic Records, all Money, all Instruments, all Investments, all Investment Property, all electronic documents and electronic money, all Financial Assets, all Securities, all Securities Entitlements and all other assets or property deposited, credited or held in such Designated Digital Assets Account;

(e) any other Designated Account and the assets and property retained therein; and

(f) to the extent not covered by clauses (a) through (e) of this sentence, all Supporting Obligations relating the assets, personal property and rights of the Grantor set forth in clauses (a) through (e) above and all Proceeds and products therefrom.

Section 3.02 Filings.

(a) The Grantor hereby irrevocably authorizes the Collateral Agent, for the benefit of the Secured Parties, at any time and from time to time to file in any relevant jurisdiction any financing statements describing the Collateral and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether the Grantor is an organization, the type of organization and, if required, any organizational identification number issued to the Grantor, and (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law. The Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon the request by the Collateral Agent.

(b) The Grantor hereby ratifies its authorization for the Collateral Agent to have filed in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

Article IV
Perfection and further assurances

Section 4.01 Perfection of Money and each Designated Cash Account. The Collateral Agent has a perfected First Priority security interest in and Lien on all Designated Cash Accounts owned by the Grantor and all Money and other assets and property maintained therein, which security interest is perfected by Control. The Grantor shall not hereafter establish and maintain any replacement account without the prior written consent of the Collateral Agent and, if such written consent is granted, any replacement account shall be subject to a Control Agreement in form, scope and substance reasonably satisfactory to the Collateral Agent. The Grantor acknowledges and agrees that each Designated Cash Account shall be subject to a Control Agreement granting the Collateral Agent, for the ratable benefit of the Secured Parties, Control over the Money and other assets and property maintained therein. The rights of the Grantor to transfer any assets or property out of any Designated Cash Account shall be as set forth the Control Agreement relating to such Designated Cash Account. The Grantor covenants and agrees that the Grantor shall promptly (and in any event within 30 days of invoice thereof) pay in cash from accounts (other than any Designated Account) all fees arising under the Control Agreement entered into over any Designated Cash Account and any custodian or intermediary agreement related to such Designated Cash Account. The Grantor acknowledges and agrees (i) that failure to so pay such fees and obligations shall constitute an immediate Event of Default and (ii) that receipt by the Collateral Agent of any notice of termination of any Control Agreement shall constitute an immediate Event of Default. The Grantor acknowledges and agrees that the Collateral Agent shall have all rights to withdraw assets and property out of any and all Designated Cash Accounts as set forth in the DPA, any Debenture and herein.

Section 4.02 Perfection of Bitcoin and Digital Assets. All Acquired Bitcoin, all Acquired Digital Assets and all Digital Assets Related Property owned by the Grantor and deposited into any Designated Digital Assets Account shall constitute at all times either Controllable Electronic Records (if Article 12 of the UCC applies) or Securities Entitlements (if Article 8 of the UCC applies). The Grantor covenants and agrees that each Designated Digital Assets Account shall constitute an “authenticated record” pursuant to which the Collateral Agent, for the ratable benefit of the Secured Parties, has and will at all times have exclusive Control over all property and assets maintained in such Designated Digital Assets Account, including, without limitation, all Acquired Bitcoin and all Digital Assets Related Property relating thereto and all Acquired Digital Assets and all Digital Assets Related Property relating thereto, and the Custodian or such other intermediary shall comply only with the instructions originated by the Collateral Agent without further consent of the Grantor. The Collateral Agent has a perfected First Priority security interest in and Lien on all Acquired Bitcoin and all Digital Assets Related Property related thereto, all Acquired Digital Assets and all Digital Assets Related Property related thereto, all Money and all other assets and property held or maintained in each Designated Digital Assets Account. The Grantor shall not establish and maintain any replacement account without the prior written consent of the Collateral Agent and, if such written consent is granted, any replacement account shall be subject to a Control Agreement in form, scope and substance reasonably satisfactory to the Collateral Agent. The Grantor acknowledges and agrees that each Designated Digital Assets Account shall be a fully blocked account granting the Collateral Agent exclusive Control over the property maintained therein. The Grantor shall have no rights to transfer any assets or property out of any Designated Digital Assets Account or to utilize such assets or property in any manner without the prior written consent of the Collateral Agent. The Grantor covenants and agrees (i) that the Grantor shall promptly (and in any event within 30 days of invoice thereof) pay in cash from accounts (other than any Designated Account) all fees arising under the Control Agreement entered into over any Designated Digital Assets Account and any custodian agreement related to such Designated Digital Assets Account. The Grantor acknowledges and agrees (i) that failure to so pay such fees and obligations shall constitute an immediate Event of Default and (ii) that receipt by the Collateral Agent of any notice of termination of any Control Agreement shall constitute an immediate Event of Default. The Grantor acknowledges and agrees that the Collateral Agent shall have all rights to withdraw assets and property out of any and all Designated Digital Assets Account as set forth in the DPA, any Debenture and herein.

Section 4.03 Maintenance of Perfected Security Interest. The Grantor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by the Grantor to the Collateral Agent in respect of the Collateral have been delivered to the Collateral Agent in complete and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 1 hereof. The Grantor agrees that at its sole cost and expense, the Grantor will maintain the security interest created by this Agreement in the Collateral as a perfected First Priority security interest.

Section 4.04 Other Actions for Perfection. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral, the Grantor represents and warrants and agrees, at the Grantor’s own expense, to maintain all (i) Electronic Chattel Paper so that the Collateral Agent has Control of the Electronic Chattel Paper and (ii) all transferable records so that the Collateral Agent has Control of the transferable records. The Grantor hereby represents and warrants that as of the Effective Date, no amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction).

Section 4.05 Further Assurances.

(a) Further Assurances. The Grantor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, and enable the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, and the execution and delivery of Control Agreements with respect to Designated Cash Account(s), Designated Digital Assets Account(s) or other Designated Accounts, all in form, scope and substance reasonably satisfactory to the Collateral Agent and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent and the Holders hereunder, as against third parties, with respect to the Collateral. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of the Grantor, such suits and proceedings as the Collateral Agent may deem necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Grantor.

(b) 2022 UCC Amendments. Without limiting the generality of the foregoing clause (a), if the 2022 amendments to the UCC approved by the American Law Institute at its annual meeting in May 2022 and the Uniform Law Commission at its annual meeting in July 2022 (the “2022 UCC Amendments”) are adopted by New York or any other state or other jurisdiction where the Collateral is, or is deemed, located for purposes of the UCC, the Grantor, upon request of the Collateral Agent, shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, such amendments or supplements hereto and take such further actions as may be necessary to ensure that a valid security interest in the type of assets covered by the 2022 UCC Amendments is created hereby and such security interest is duly perfected and with the priority contemplated hereby. All of the foregoing shall be at the sole cost and expense of the Grantor.

Article V
Representations, warranties and covenants

The Company (whether as Guarantor or Grantor) represents, warrants and covenants as follows:

Section 5.01 DPA Representations.

(a) DPA Representations; Conditions Precedent; Evaluation.

(i) As of the Effective Date, the Company makes the representations and warranties set forth in Section 3 of the DPA as they relate to the Company or to the Transaction Documents to which the Company is a party, each of which is hereby incorporated herein by reference, and the Collateral Agent and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Issuer’s knowledge shall, for the purposes of this Section 5.01, be deemed to be a reference to the Grantor’s knowledge.

(ii) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived in writing by the Collateral Agent or, as applicable, the Holders.

(iii) The Company has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own analyses and decision to enter into this Agreement and any other Transaction Document to which it is or may become a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and at all times will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties, and prospects of the Issuer and each other Issuer Party.

(b) Existence. The Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect and (iii) is in compliance with all applicable law except to the extent that the failure to comply therewith could not, in the aggregate or individually, reasonably be expected to have a Material Adverse Effect. The Company is not a Transmitting Utility.

(c) Power and Authorization. The Company has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform the Transaction Documents to which it is a party. The Company has taken all necessary organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Entity or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Transaction Documents. Each Transaction Document to which the Company is a party has been duly executed and delivered by the Company.

(d) Enforceability. This Agreement constitutes, and each other Transaction Document to which the Company is a party when delivered hereunder or under the DPA will constitute, a legal, valid and binding obligation of the Company thereto, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) No Contravention. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party will not violate any applicable law or any contractual obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of the Company’s properties or assets pursuant to any applicable law or any such contractual obligation (other than the Liens in favor of the Collateral Agent created by the Transaction Documents), which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) No Litigation. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the Effective Date, there is no (i) proceeding pending, or , to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

Section 5.02 Ownership of Property and No Other Liens. The Company has good title to all Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties. No Person other than the Collateral Agent has control or possession of all or any part of the Collateral. The Company shall ensure all Collateral shall be free of any Lien, claim, option or right of others, except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties hereunder and shall ensure that the Collateral Agent has control or possession of all Collateral at all times. The Company is and shall remain the sole owner of each Designated Cash Account and each Designated Digital Assets Account and all Money, Acquired Bitcoin Acquired Digital Assets, and all other assets and property deposited, credited or held in any such Designated Account.

Section 5.03 Perfected First Priority Security Interest. This Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the Proceeds thereof. In the case of (i) Acquired Bitcoin, Acquired Digital Assets and other Collateral perfected by Control, when such Acquired Bitcoin and Acquired Digital assets are transferred to the Designated Digital Assets Account, (ii) in the case of money, when such money is deposited in the Designated Cash Account or the Designated Digital Assets Account, and (iii) for all other assets, when financing statements and other filings specified on Schedule 1 hereof in appropriate form are filed in the offices specified on such Schedule 1 and other actions described on such Schedule 1 are taken, the Collateral Agent shall have, for the ratable benefit of the Secured Parties, and will at all times have, a fully perfected First Priority Lien on, and security interest in, all rights, title and interest of the Grantor in such Collateral and the Proceeds thereof, as security for the Obligations.

Section 5.04 No Transfer of Collateral. The Company shall not sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Collateral pledged by it hereunder or any interest therein, except for the security interest granted to the Collateral Agent, for the ratable benefit of the Secured Parties, hereunder.

Section 5.05 Claims Against Collateral. The Company shall, at its own cost and expense, defend title to the Collateral and the First Priority security interest and Lien granted to the Collateral Agent with respect thereto against all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party. There is no agreement order, judgment or decree, and the Company shall not enter into any agreement or take any other action, that could be expected to restrict the transferability of any of the Collateral or otherwise impair or conflict with the Company’s obligations or the rights of the Collateral Agent or the Holders hereunder.

Section 5.06 Other Financing Statements. The Company has not executed, filed, nor authorized any third party to file any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing the Company as debtor in any recording office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement. No financing statement or other instrument similar in effect covering all or any part of the Collateral or listing the Company as debtor is on file in any recording office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement. The Company shall not execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing the Company as debtor with respect to all or any part of the Collateral except for the filings in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, to secure the Obligations hereunder.

Section 5.07 Changes in Name, Jurisdiction of Organization, Etc.

(a) On the Effective Date, the Company’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, organizational identification number (if any) and chief executive office or principal place of business are indicated next to its name in Schedule 2 hereof. Schedule 2 also lists all of the Company’s jurisdictions and types of organization, legal names and locations of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.

(b) (i)  The Company shall not, upon not less than 30 days’ prior written notice to the Collateral Agent, and delivery to the Collateral Agent of all additional financing statements, information and other documents requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein: (A) change its legal name, identity, type of organization or corporate structure; (B) change the location of its chief executive office or its principal place of business; (C) change its Federal Taxpayer Identification Number or organizational identification number (if any); or (D) change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

(ii) The Company shall, prior to any change described in the preceding sentence, take all actions requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Collateral intended to be granted hereunder.

(iii) The Company agrees to promptly provide the Collateral Agent and the Holders with certified Organizational Documents reflecting any of the changes described in this Section 5.07.

Section 5.08 Bitcoin and Digital Assets. None of the Acquired Bitcoin, the Acquired Digital Assets or the Digital Assets Related Property pledged by the Company is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against the Company by any Person with respect thereto. The Company shall, upon obtaining any Acquired Bitcoin, Acquired Digital Assets or Digital Assets Related Property, accept the same in trust for the benefit of the Collateral Agent and immediately transfer such Acquired Bitcoin, Acquired Digital Assets and Digital Assets Related Property to the Designated Digital Assets Account and shall immediately deliver to the Collateral Agent and the Holders notice in respect of such Collateral which are to be pledged pursuant to this Agreement, and confirming the Lien hereby created on such additional Acquired Bitcoin and Acquired Digital Assets attaches and is a First Priority Lien. The Company shall have no obligation to deposit any additional Acquired Bitcoin into the Designated Digital Assets Account at any time after the satisfaction of the conditions set forth in the first sentence of this Section 8.01.

Section 5.09 Designated Cash Account: The Company covenants and agrees that only Money (U.S. Dollars) shall be deposited, credited or held in any Designated Cash Account. Without limiting the foregoing, if any assets (other than Money (U.S. Dollars)) are deposited, credited or held in any Designated Cash Account such shall not impair or invalidate the security interest and Lien of the Collateral Agent over such assets.

Section 5.10 Approvals. In the event that the Collateral Agent desire to exercise any remedies, rights or attorney-in-fact powers set forth in this Agreement or any other Transaction Document and determines it necessary to obtain any approvals or consents of any Governmental Entity or any other Person therefor, then, upon the request of the Collateral Agent, the Company agrees to assist the Collateral Agent in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 5.11 Collateral Information. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to the Collateral Agent or any Secured Party, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects.

Section 5.12 Compliance With Laws. The Company shall pay promptly when due all Claims upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement. All Claims imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Claims constitute a Contested Lien. In the event the Company shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may (following notice to the Company, to the extent practicable) do so for the account of the Company and the Company shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent under this Section 5.12 in accordance with Section 11.01. The Grantor shall comply with all applicable law applicable to the Collateral.

Article VI
collateral agent

Section 6.01 Concerning the Collateral Agent.

(a) Appointment. The Collateral Agent has been appointed as collateral agent for the Secured Parties in the DPA (and hereby agrees to act as collateral agent for the Secured Parties), and the Collateral Agent agrees to and shall act in accordance with the terms of the DPA. The Collateral Agent may exercise or refrain from exercising any rights (including making demands and giving notices) and take or refrain from taking any action (including the release or substitution of the Collateral), in accordance with this Agreement, the DPA or the Debentures. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable to the Company or any of its Affiliates or any other Secured Party and its Related Parties for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign, and a successor Collateral Agent shall be appointed in the manner provided in the DPA or as otherwise agreed upon by the existing Collateral Agent, the proposed successor Collateral Agent and the Secured Parties and, if applicable, the Issuer. On the acceptance of appointment as the successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b) Duty of Care. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with its own property consisting of similar instruments or interests. Neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action whatsoever with regard to any Collateral (whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters) or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

(c) Reliance. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder.

(d) Conflict. If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other document in respect of such collateral, the provisions of this Agreement shall control unless the other deed of trust, mortgage, security agreement, pledge or instrument expressly states otherwise.

Section 6.02 Performance by Collateral Agent. If the Company shall fail to perform any covenants contained in this Agreement or if any representation or warranty on the part of the Company contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) following notice to the Company of such failure to perform and the Company’s failure to remedy such failure within a commercially reasonable time period as determined by the Collateral Agent, do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any obligation which the Company fails to pay or perform as and when required hereby and which the Company does not contest in accordance with the provisions of the DPA. Any and all amounts so paid by the Collateral Agent shall be reimbursed by the Company in accordance with the provisions of Section 11.01. Neither the provisions of this Section 6.02 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 6.02 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

Section 6.03 Power of Attorney. The Company hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of the Company and in the name of the Company, or otherwise, from time to time during the existence of an Event of Default in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the DPA and the other Transaction Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and neither the Collateral Agent nor any Secured Party shall have any liability to the Company or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Article VII
[RESERVED.]

Article VIII
RETENTION AND RELEASE OF ACQUIRED BITCOIN

Section 8.01 Retention of Acquired Bitcoin. The Company shall, on or prior to the date that is ten (10) Business Days after the Effective Date, deposit or cause to be deposited into the Designated Digital Assets Account Acquired Bitcoin with a Digital Assets Market Value (as defined below) of at least $400,000,000. Company shall on or prior to the date that is ten (10) Business Days after the Effective Date deliver evidence to the Collateral Agent, in form and detail reasonably acceptable to the Collateral Agent, that the requirements of this Section 8.01 have been timely satisfied. The Company shall have no obligation to deposit any additional Acquired Bitcoin or Acquired Digital Assets into the Designated Digital Assets Account at any time after the satisfaction of the conditions set forth in the first sentence of this Section 8.01.

Section 8.02 Release of Acquired Bitcoin. The Collateral Agent shall at the times specified in this Section 8.02 release Acquired Bitcoin from the Designated Digital Assets Account and from the Collateral Agent’s Lien and security interest, subject to the satisfaction of the following conditions (as determined by the Collateral Agent):

(a) within three (3) Business Days of any step down in the Minimum Required Amount as set forth in the definition thereof (as set forth below), the Company shall notify the Collateral Agent in writing of such step down and request that the Collateral Agent determine the Digital Assets Market Value of Acquired Bitcoin maintained in the Designated Digital Assets Account that constitutes Collateral on which the Collateral Agent has a perfected First Priority Lien. Promptly following receipt of such request, the Collateral Agent shall determine the Digital Assets Market Value of Acquired Bitcoin maintained in the Designated Digital Assets Account that constitutes Collateral on which the Collateral Agent has a perfected First Priority Lien and the Collateral Agent shall notify the Company of such determination.

(b) if: (i) no breach, Default or Event of Default then exists and, as of the Proposed Release Date, no breach, Default or Event of Default exists or will exist prior to the release of any Acquired Bitcoin or could arise immediately following the release of the Acquired Bitcoin on the Proposed Release Date, (ii) the Collateral Agent receives an officer’s certificate from the chief executive officer or president of the Company certifying to the satisfaction of the condition set forth in sub-clause (b)(i) herein on or before the Proposed Release Date and (iii) on the Proposed Release Date, the Digital Assets Market Value of Acquired Bitcoin maintained in the Designated Digital Assets Account that constitutes Collateral on which the Collateral Agent has a perfected First Priority Lien is greater than the Minimum Required Amount, then the Collateral Agent shall instruct the Custodian to release Acquired Bitcoin from the Designated Digital Assets Account in an amount such that after giving effect to the release of any Acquired Bitcoin therefrom the Digital Assets Market Value of Acquired Bitcoin maintained in the Designated Digital Assets Account that constitutes Collateral on which the Collateral Agent has a perfected First Priority Lien shall equal or be nominally greater than then Minimum Required Amount.

Section 8.03 Defined Terms. As used in this ARTICLE VIII, the following terms have the meanings set forth herein:

“Digital Asset Exchange” means, (i) initially, the Chicago Mercantile Exchange (CME), (ii) if Bitcoin is not quoted or listed on the Chicago Mercantile Exchange at any time, then “Digital Asset Exchange” shall refer to CoinDesk; and (iii) if Bitcoin is not quoted or listed on CoinDesk at any time, then “Digital Asset Exchange” shall refer to a centralized exchange selected by the Collateral Agent in its sole discretion.

“Digital Assets Market Value” means, with respect to any determination of Acquired Bitcoin maintained in the Designated Digital Asset Account that constitutes Collateral on which the Collateral Agent has a perfected First Priority Lien, the twenty (20) consecutive Trading Days final moving average price of such Acquired Bitcoin for the twenty (20) consecutive Trading Days immediately preceding any date of determination, as determined by the Collateral Agent by reference (i) initially, to the CME Bitcoin Reference Rate – New York Variant (BRRNY) by the Collateral Agent, (ii) then, to CoinDesk Bitcoin Price Index (XBX), and (iii) then, in the event such final moving average price of such Bitcoin has not been published by the foregoing Digital Asset Exchanges, the final moving average of price of such Bitcoin on the Digital Asset Exchange selected by the Collateral Agent.

“Minimum Required Amount” means, as of any day of determination, as follows:

(a) at any time when the aggregate outstanding principal amount of all Debentures is $40,000,000 or more, $400,000,000,

(b) as of the first day that the aggregate outstanding principal amount of all Debentures is less than $40,000,000 but greater than or equal to $20,000,000 (such aggregate principal amount herein referred to as the “First Determination Amount”), an amount equal to the First Determination Amount, multiplied by two (2), and

(c) as of the first day that the aggregate outstanding principal amount of all Debentures is less than $20,000,000 (such aggregate principal amount herein referred to as the “Second Determination Amount”), an amount equal to the Second Determination Amount, multiplied by two (2).

The Company acknowledges and agrees that there shall only be two potential releases of Collateral under this Article VIII, subject to Section 8.02 above, the first release occurring if and when the conditions set forth in sub-clause (b) above are met and the second release occurring if and when the conditions set forth in -subclause (c) above are met.

“Proposed Release Date” means seven (7) Business Days after any step down in the Minimum Required Amount as set forth in the definition thereof.

“Trading Day” means a day on which Bitcoin is quoted or traded on the Digital Asset Exchange.

Article IX
Events of default

Section 9.01 Events of Default. The Company acknowledges and agrees that a breach by the Company of any provision of this Agreement (including, without limitation any payment obligation) shall give rise to an immediate Event of Default under each Debenture and each other Transaction Document (without giving effect to any grace period set forth in any such Debenture or such other Transaction Document).

Article X
Remedies

Section 10.01 Remedies.

(a) Upon the occurrence and continuation of any Event of Default, the Collateral Agent may exercise, without any other notice to or demand upon the Company any of the following rights and remedies:

(i) Contractual Remedies: those rights and remedies provided in this Agreement, the DPA or any other Transaction Document, provided that this Section 10.01(a) shall not limit any rights or remedies available to the Collateral Agent or any Secured Party prior to the occurrence of an Event of Default;

(ii) Legal Remedies: those rights and remedies available to the Collateral Agent and the Secured Parties under the UCC (and to the extent permitted by applicable law, whether or not the UCC applies to the affected Collateral) or under any other applicable law (including any law governing the exercise of offset, bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) Exclusive Control of Accounts: (A) the right to deliver a notice of exclusive control over any Designated Cash Account or any other Designated Account (or other similar notices) under the applicable Control Agreement and (B) the right to exercise sole control of any Cash Account (including, without limitation, any Deposit Account) or any Digital Assets Account pledged hereunder, including, without limitation, any Designated Cash Account, any Designated Digital Assets Account or any other Designated Account and to transfer assets held therein as Collateral Agent determines in its sole judgment;

(iv) [reserved];

(v) Disposition of Collateral: without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(vi) Other Remedies: exercise any and all rights and remedies of the Company under or in connection with the Collateral, or otherwise in respect of the Collateral, including without limitation, (A) any and all rights of the Company to demand or otherwise require payment of any amount under, or performance of any provision of, the Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds or other assets with respect to any Designated Cash Accounts, any Designated Digital Assets Account or any other Designated Account, and (C) exercise all other rights and remedies with respect to the Acquired Bitcoin, Acquired Digital Assets, and the Money and other assets maintained in any Designated Cash Account, any Designated Digital Assets Account or any other Designated Account, including without limitation, those set forth in Section 9-607 of the UCC.

(b) The Company agrees that, unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, to the extent notice of sale shall be required by law, at least ten days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by applicable law, the Collateral Agent may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder. The Company hereby waives and releases to the fullest extent permitted by law any right or statutory of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. The Collateral Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Collateral Agent shall not be obligated to prepare the Collateral for sale.

(c) If any Event of Default shall have occurred and be continuing, all payments received by the Company or any of its Affiliates with respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Company or such Affiliate and shall be forthwith paid over the Collateral Agent in the same form as so received (with any necessary endorsement).

(d) If any Event of Default shall have occurred and be continuing, the Collateral Agent may, without notice to the Company, the Issuer or any other Issuer Party except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Obligations against any funds deposited with it or held by it.

(e) If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral of the Company pursuant to this Section 10.01, the Company agrees that, upon request of the Collateral Agent, the Company will, at its own expense:

(i) provide the Collateral Agent with such information as may be necessary or, in the opinion of the Collateral Agent, advisable to enable the Collateral Agent to effect the sale of such Collateral; and

(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of such Collateral or any part thereof valid and binding and in compliance with applicable law.

(f) The Collateral Agent is authorized, in connection with any sale of the Collateral pursuant to this Section 10.01, to deliver or otherwise disclose to any prospective purchaser of the Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to Section 10.01(e); (ii) any information and projections provided to it pursuant to Section 10.01(e), and (iii) any other information in its possession relating to such Collateral.

(g) The Company acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent and the Secured Parties by reason of the failure of the Company to perform any of the covenants contained in Section 10.01(e); and consequently, agrees that, if the Company shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Collateral on the date the Collateral Agent demands compliance with Section 10.01(e).

Section 10.02 No Waiver and Cumulative Remedies. The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 11.02), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 10.03 Condition of Collateral; Warranties. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of Collateral.

Section 10.04 Application of Proceeds; Deficiencies. Upon the exercise by the Collateral Agent of its remedies hereunder, any proceeds received by the Collateral Agent in respect of any realization upon any Collateral shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the DPA or the Debentures, as applicable, and as determined by the Collateral Agent. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and other charges of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

Section 10.05 Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to the Company (but with written notice to the Collateral Agent), any such notice being expressly waived by the Company, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or Affiliate for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Transaction Document to such Secured Party or its Affiliates, whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not such Secured Party or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Company are owed to a branch, office, or Affiliate of such Secured Party different from the branch, office, or Affiliate holding such deposit or obligated on such indebtedness.

Article XI
MISCELLANEOUS

Section 11.01 Costs and Expenses; Indemnification.

(a) Costs and Expenses. The Company shall pay (i) all out of pocket expenses incurred by the Collateral Agent and its Affiliates (including the fees, charges and disbursements of counsel for the Collateral Agent), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by the Collateral Agent or any Secured Party (including the fees, charges and disbursements of any counsel for the Collateral Agent or any Secured Party), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Transaction Documents, including its rights under this Section, or (B) in connection with the purchase and sale of the Debentures, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Debentures.

(b) Indemnification. The Company hereby agrees to indemnify and hold harmless the Collateral Agent (and any sub-agent thereof), each other Secured Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from any losses, costs, penalties, fees, damages, liabilities, taxes, claims, actions, causes of actions, suits and related expenses (including the fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees, expenses, and time charges for attorneys who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Issuer Party) (collectively, the “Indemnified Liabilities”), arising out of, in connection with, or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Obligations to be the legal, valid, and binding obligations of any Issuer Party enforceable against such Issuer Party in accordance with their terms, whether brought by a third party or by the Company or any other Issuer Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Liabilities (i) are determined by a court of competent jurisdiction by final and nonappealable order to have resulted from the gross negligence or willful misconduct of such Indemnitee, (ii) result from a claim brought by the Company or any other Issuer Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Transaction Document, if the Company or such other Issuer Party has obtained a final and nonappealable order in its favor on such claim as determined by a court of competent jurisdiction or (iii) result from a claim not involving an act or omission of any Issuer Party or any of its subsidiaries and that is brought by an Indemnitee against another Indemnitee (other than against the Collateral Agent in its capacities as such).

(c) All amounts due under this Section shall be payable promptly and in any event not later than ten (10) days after demand therefor.

(d) This Section 11.01 shall survive the termination of the Transaction Documents and the Payment in Full of Obligations.

Section 11.02 Waivers and Amendments.

(a) No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Collateral Agent or any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Collateral Agent and the Secured Parties hereunder and under the Transaction Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.

(b) Amendments. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Company therefrom, shall be effective unless in writing executed by the Company and the Collateral Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 11.03 Notices. All notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail (provided the sender does not receive a “bounce-back” or other non-delivery notification following such delivery), in each of the foregoing cases, properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

(i)	If to the Company, to:

c/o Kindly MD, Inc.
5097 South 900 East, Ste, #100
Salt Lake City, Utah 84117
Attention: Tim Pickett, CEO
Email:[***];

with a copy (which shall not constitute notice) to:

Brunson Chandler & Jones, PLLC
175 South Main Street, Ste. 1410
Salt Lake City, UT 84111
Email: callie@bcjlaw.com

(ii)	If to the Collateral Agent, to:

YA II PN, LTD.
c/o Yorkville Advisors Global, LLC
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo, Robert Harrison and Legal Department
Telephone No. (201) 985-8300
Email: legal@yorkvilleadvisors.com

(iii) If to any other Secured Party, to it at its address (or facsimile number or email address) set forth in the DPA or its Debenture or at such other address and/or email or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 11.04 Continuing Obligations; Assignments; Termination. This Agreement shall (i) remain in full force and effect until the Payment in Full of Obligations (the “Termination Date”) and, upon Payment in Full of Obligations, the security interest granted in favor of the Collateral Agent shall automatically terminate and the rights to the Collateral shall automatically revert to the Company, (ii) be binding on the Company, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Secured Parties and their successors and assigns. Any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations hereunder or under any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 10(h) (Successors and Assigns) of the DPA. The Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Collateral Agent. At the reasonable request and sole expense of any Company following the Termination Date, the Collateral Agent will deliver a termination letter (which such termination letter will be acknowledged by the Company) that provides, among other things, an acknowledgement of the termination of the Collateral Agent’s Lien on the Collateral and that (i) authorizes the filing of a UCC-3 Amendment Statement to terminate the Collateral Agent’s UCC-1 Financing Statement that was filed in connection with this Agreement, (ii) delivers to the Company and to the Custodian customary notices to terminate the Control Agreements and (iii) delivers to the Company such other customary documents, notices and instruments as may be reasonably requested by the Company to evidence the termination of the Collateral Agent’s security interest and Lien on the Collateral.

Section 11.05 Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Except as provided in Sections 6 and 7 of the DPA, this Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.06 Electronic Execution. The words “execution,” “signed,” “signature,” “delivery,” and words of similar import in this Agreement and the other Transaction Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. Tech. §§ 301 to 309), provided that notwithstanding anything contained herein to the contrary, the Collateral Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Collateral Agent pursuant to procedures approved by them; and provided, further, the Collateral Agent reserve the right to require, at any time and at their respective sole discretion, the delivery of manually executed counterpart signature pages to this Agreement or any other Transaction Document, and the parties hereto agree to promptly deliver such manually executed counterpart signature pages. Without limiting the generality of the foregoing, each of the parties (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings, or litigation among the Collateral Agent, the Secured Parties and the Company, electronic images of this Agreement or any other Transaction Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity, and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of such Agreement or Transaction Document based solely on the lack of paper original copies of such Agreement or Transaction Documents, including with respect to any signature pages thereto.

Section 11.07 [Reserved].

Section 11.08 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Submission to Jurisdiction; Venue; Service of Process.

(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the State of New York (the “Governing Jurisdiction”) and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York.

(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Collateral Agent or, if a basis for federal jurisdiction exists, in the United States District Court for the Southern District of New York. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against any Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the any Secured Party in any suit, claim, action, litigation or proceeding brought by a Secured Party against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which such Secured Party brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by such Secured Party against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against a Secured Party in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Secured Parties each agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Company and the Collateral Agent irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding in any manner provided for notices in this Agreement.

(v) Nothing herein shall affect the right of any Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

Section 11.09 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE, OR OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.10 Waiver of Certain Damages. To the fullest extent permitted by applicable law, the Company hereby agrees not to assert, and hereby waives, any claim against the Collateral Agent and the Secured Parties on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement and the transactions contemplated hereby.

Section 11.11 Survival of Provisions. Without prejudice to the survival of any other agreement of the Company under this Agreement or any other Transaction Documents, the agreements and obligations of the Company contained in Section 2.01 (with respect to enforcement expenses, including without limitation indemnification obligations), Section 2.04, ARTICLE VI, ARTICLE VII, Section 10.01(b), Section 11.01, Section 11.08, Section 11.09, Section 11.10, this Section 11.11, Section 11.12, Section 11.13 and Section 11.16 shall survive termination of the Transaction Documents and the Payment in Full of Obligations.

Section 11.12 No Release. Nothing set forth in this Agreement or any other Transaction Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve the Company from the performance of any term, covenant, condition or agreement on the Company’s part to be performed or observed in respect of any of the Collateral or from any liability to any Person in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Company’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of the Company relating thereto or for any breach of any representation or warranty on the part of the Company contained in this Agreement, the DPA or the other Transaction Documents, or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, the Collateral Agent shall not/neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral. The obligations of the Company contained in this Section 11.12 shall survive the termination of this Agreement, the Payment in Full of Obligations and the discharge of the Company’s other obligations under this Agreement, the DPA and the other Transaction Documents.

Section 11.13 Obligations Absolute. The Company hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All obligations of the Company hereunder shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of any Obligation or any Transaction Document or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Obligations or any other obligation of any Issuer Party under any Transaction Document, or any rescission, waiver, amendment or other modification of any Transaction Document or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Obligations;

(d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Obligations;

(e) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(f) any change, restructuring or termination of the corporate structure, ownership or existence of any Issuer Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any Obligations;

(g) any failure of any Secured Party to disclose to any Issuer Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Issuer Party now or hereafter known to such Secured Party (and the Company waives any duty of the Secured Parties to disclose such information);

(h) the failure of any other Person to execute or deliver any agreement or the release or reduction of liability of the Company or other grantor or surety with respect to the Obligations;

(i) the failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Transaction Document or otherwise;

(j) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Company sagainst any Secured Party; or

(k) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the obligations under the DPA, the Debentures or any other Transaction Document or any existence of or reliance on any representation by any Secured Party that might vary the risk of the Company or otherwise operate as a defense available to, or a legal or equitable discharge of, any Issuer Party or any other guarantor or surety.

Section 11.14 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.15 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.16 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. This Section 11.16 shall survive the termination of the Transaction Documents and the Payment in Full of Obligations.

Section 11.17 FINAL AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR ORAL OR WRITTEN AGREEMENTS OF THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty and Security Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Company:	NAKA SPV 2, LLC

	By:	/s/ Tyler Evans
		Name:	Tyler Evans
		Title:	Chief Executive Officer and President

[Signature Page to Guaranty and Security Agreement (SPE)]

Collateral Agent:	YA II PN, LTD.

	By:	Yorkville Advisors Global, LP
	Its:	Investment Manager

		By:	Yorkville Advisors Global II, LLC
		Its:	General Partner

		By:	/s/ Matthew Beckham
			Name:	Matthew Beckham
			Title:	Manager

[Signature Page to Guaranty and Security Agreement (SPE)]

SCHEDULES

Schedule 1: Filing Location

Schedule 2: Company Information